Exhibit 10.49

STANDARD OFFER, AGREEMENT AND ESCROW

INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

(Non-Residential)

AIR Commercial Real Estate Association

December 14, 2016
(Date for Reference Purposes)

1.  Buyer.

1.1   Pac West Group Inc. and/or Assignee, (“Buyer”) hereby offers to purchase the real property, hereinafter described, from the owner thereof (“Seller”) (collectively, the “Parties” or individually, a “Party”), through an escrow ("Escrow") to on or before March 8, 2017, (“Expected Closing Date”) to be held by First American Title-Phyllis Chambers  (“Escrow Holder”) whose address is 777 So. Figueroa Street, 4th Floor, Los Angeles, CA 90017, Phone No. (213) 271 - 1720, Facsimile No. (714) 361 - 3595 upon the terms and conditions set forth in this agreement ("Agreement”).  Buyer shall have the right to assign Buyer’s rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless Seller expressly releases Buyer.

1.2   The term “Date of Agreement” as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counteroffer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon terms accepted by both Parties.

2.  Property.

2.1   The real property (“Property”) that is the subject of this offer consists of (insert a brief physical description) An approximately 64, 678 SF industrial facility on approximately 7.24 acres. is located in the City of Temecula, County of Riverside, State of California, is commonly known by the street address of 28410 Vincent Morage Drive,  Temecula, CA and is legally described as: to be supplied by First American Title Co. in Escrow

(APN: 921 – 281 – 018 – 8 ).

2.2   If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of First  American Title Company (“Title Company”), which shall issue the title policy hereinafter described.

2.3  The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which pursuant to applicable law are a part of the property, as well as the following items, if any, owned by Seller and at present located on the Property: electrical distribution systems (power panel, bus ducting, conduits, disconnects, lighting fixtures); telephone distribution systems (lines, jacks and connections only); space healers; heating, ventilating, air conditioning equipment (“HVAC”); air lines; fire sprinkler systems; security and fire detection systems; carpets;

(collectively, the “Improvements”).

2.4  The fire sprinkler monitor: ☐ is owned by Seller and included in the Purchase Price, ☐ is leased by Seller, and Buyer will need to negotiate a new lease with the fire monitoring company, ☑ ownership will be determined during Escrow, or ☐ there is no fire sprinkler monitor.

2.5  Except as provided in Paragraph 2.3 the Purchase Price does not include Seller’s personal property, furniture and furnishings, and F.F.&E. listed on Exhibit “A” attached hereto all of which shall be removed by Seller as provided in paragraph 30.

3.  Purchase Price.

3.1  The purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall be $6,600,000.00, payable all in cash at closing:

Total Purchase Price:	$6,600,000.00

INITIALS	INITIALS

3.2  If Buyer is taking title to the Property subject to, or assuming, an Existing Deed of Trust and such deed of trust permits the beneficiary to demand payment of fees including, but not limited to, points, processing fees, and appraisal fees as a condition to the transfer of the Property. Buyer agrees to pay such fees up to a maximum of 1.5% of the unpaid principal balance of the applicable Existing Note.

4.  Deposits.

4.1 ☑ Buyer has delivered to Broker a check in the sum of $100,000.00, payable to Escrow Holder, to be delivered by Broker to Escrow Holder within 2 or             business days after both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder, or ☐ within 2 or             business days after both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder Buyer shall deliver to Escrow Holder a check in the sum of $                             . If said check is not received by Escrow Holder within said time period then Seller may elect to unilaterally terminate this transaction by giving written notice of such election to Escrow Holder whereupon neither Party shall have any further liability to the other under this Agreement.  Should Buyer and Seller not enter into an agreement for purchase and sale, Buyer’s check or funds shall, upon request by Buyer, be promptly returned to Buyer.

4.3  Escrow Holder shall deposit the funds deposited with it by Buyer pursuant to paragraphs 4.1 and 4.2 (collectively the “Deposit”), in a State or Federally chartered bank in an interest bearing account whose term is appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity.  Buyer’s Federal Tax Identification Number is to be supplied in Escrow.

NOTE: Such interest bearing account cannot be opened until Buyer’s Federal Tax Identification Number is provided.

4.4  Notwithstanding the foregoing, within 5 days after Escrow Holder receives the monies described in paragraph 4.1 above, Escrow Holder shall release $100 of said monies to Seller as and for independent consideration for Seller’s execution of this Agreement and the granting of the contingency period to Buyer as herein provided.  Such independent consideration is non-refundable to Buyer but shall be credited to the Purchase Price in the event that the purchase of the Property is completed.

4.5  Upon waiver of all of Buyer's contingencies the Deposit shall become non-refundable but applicable to the Purchase Price except in the event of a Seller breach.

7.  Real Estate Brokers.

7.1  The following real estate broker(s) (“Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check the applicable boxes):

☑	Kevin Kelly – CBRE	represents Seller exclusively (“Seller’s Broker”);

☑	ROB Gunness – CBRE	represents Buyer exclusively (“Buyer’s Broker”); or

☐		represents both Seller and Buyer (“Dual Agency”).

The Parties acknowledge that other than the Brokers listed above, there are no other brokers representing the Parties or due any fees and/or commissions under this Agreement See paragraph 24 regarding the nature of a real estate agency relationship. Buyer shall use the service of Buyer’s Broker exclusively in connection with any and all negotiations and offers with respect to the Property for a period of 1 year from the date inserted for reference purposes at the top of page 1.

7.2  Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Brokers named in paragraph 7.1, and no broker or other person, firm or entity, other than said Brokers is/are entitled to any commission or finder’s fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, other than said named Brokers by reason of any dealings of act or the indemnifying Party.

INITIALS	INITIALS

8.  Escrow and Closing.

8.1   Upon acceptance hereof by Seller, this Agreement, including any counteroffers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending the Agreement unless specifically so instructed by the Parties or a Broker herein. Subject to the reasonable approval of the Parties, Escrow Holder may, however, include its standard general escrow provisions. In the event that there is any conflict between the provisions of the Agreement and the provisions of any additional escrow instructions the provisions of the Agreement shall prevail as to the Parties and the Escrow Holder.

8.2   As soon as practical after the receipt of this Agreement and any relevant counteroffers, Escrow Holder shall ascertain the Date of Agreement as defined in paragraphs 1.2 and 20.2 and advise the Parties and Brokers, in writing, of the date ascertained.

8.3   Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law and custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the Jaw of the state where the Property is located and the law of the state where the Escrow Holder Is located, the law of the state where the Property is located shall prevail.

8.4   Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the “Closing”) by recording a general warranty deed (a grant deed in California) and the other documents required to be recorded, and by disbursing the funds and documents in accordance with this Agreement.

8.5   Buyer and Seller shall each pay one-half of the Escrow Holder’s charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner's or joint protection policy of title insurance.  (See also paragraph 11)

8.6   Escrow Holder shall verify that all of Buyer's contingencies have been satisfied or waived prior to Closing. The matters contained in paragraphs 9.1 subparagraphs (b), (c), (d), (e), (g), (i), (n), and (c), 9.4, 12, 13, 14, 16, 18, 20, 21, 22, and 24 are, however, matters of agreement between the Parties only and are not Instructions to Escrow Holder.

8.7   If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 9.2, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of a breach of any affirmative covenant or warranty in this Agreement. In the event of such termination, Buyer shall, subject to the provisions of paragraph 8.10, be promptly refunded all funds deposited by Buyer with Escrow Holder, less only the $100 provided for in paragraph 4.4 and the Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer's obligation. If this transaction is terminated as a result of Seller's breach of this Agreement then Seller shall pay the Title Company end Escrow Holder cancellation fees and costs.

8.8   The Closing shall occur on the Expected Closing Date, as soon as the Escrow is in condition for Closing the Closing does not occur by the Expected Closing Date and said Date is not extended by mutual instructions of the Parties, a Party not then in default under this Agreement may notify the other Party, Escrow Holder, and Brokers, the Escrow shall be deemed terminated without further notice or instructions.

8.9   Except as otherwise provided herein, the termination of Escrow shall not relieve or release either Party from any obligation to pay Escrow Holder's fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained therein.

8.10  If this sale of the Property is not consummated for any reason other than Seller’s breach or default, then at Seller's request, and as a condition to any obligation to return Buyer's deposit (see paragraph 21), Buyer shall within 5 days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property. Provided, however, that Buyer shall not be required to deliver any such report if the written contract which Buyer entered into with the consultant who prepared such report specifically forbids the dissemination of the report to others.

INITIALS	INITIALS

9.  Contingencies to Closing.

9.1   The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies. IF BUYER FAILS TO NOTIFY ESCROW HOLDER, IN WRITING, OF THE DISAPPROVAL OF ANY OF SAID CONTINGENCIES WITHIN THE TIME SPECIFIED THEREIN, IT SHALL BE CONCLUSIVELY PRESUMED THAT BUYER HAS APPROVED SUCH ITEM, MATIER OR DOCUMENT. Buyer’s conditional approval shall constitute disapproval, unless provision is made by the Seller within the time specified therefore by the Buyer in such conditional approval or by this Agreement, whichever is later, for the satisfaction or the condition imposed by the Buyer. Escrow Holder shall promptly provide all Parties with copies of any written disapproval or conditional approval which it receives. With regard to subparagraphs (a) through (m) the pre-printed time periods shall control unless a different number of days is inserted in the spaces provided.

(a)  Disclosure. Seller shall make to Buyer through Escrow, all of the applicable disclosures required by law (See AIR Commercial Real Estate Association (“AIR") standard form entitled "Seller's Mandatory Disclosure Statement”) and provide Buyer with a completed Property Information Sheet (“Property Information Sheet”) concerning the Property, duly executed by or on behalf of Seller in the current form or equivalent to that published by the AIR within   5   days from Opening of Escrow. Buyer has 10 days from the receipt of said disclosures to approve or disapprove the matters disclosed.

(b)  Physical Inspection. Buyer has until 5:00 p.m. February 6, 2017 to satisfy itself with regard to the physical aspects and size of the Property.

(c)  Hazardous Substance Conditions Report. Buyer has until 5:00 p.m. February 6, 2017 to satisfy itself with regard to the environmental aspects of the Property. Seller recommends that Buyer obtain a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Any such report shall be paid for by Buyer. A “Hazardous Substance” for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence) use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare.  A “Hazardous Substance Condition" for purposes of this Agreement is defined as the existence on. under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

(d)  Soil Inspection. Buyer has until 5:00 p.m. February 6, 2017 to satisfy itself with regard to the condition of the soils on the Property. Seller recommends that Buyer obtain a soil test report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any soils report that Seller may have within 10 days of the Date of Agreement.

(e)  Governmental Approvals. Buyer has until 5:00 p.m. February 6, 2017 to satisfy itself with regard to approvals and permits from governmental agencies or departments which have or  may have jurisdiction over the Property and which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped and Americans with Disabilities Act requirements, transportation and environmental matters.

(f)  Conditions of Title. Escrow Holder shall cause a current commitment for title insurance (“Title Commitment”) concerning the Property issued by the Title Company, as well as legible copies of all documents referred to in the Title Commitment (“Underlying Documents”), and a scaled and dimensioned plot showing the location of any easements to be delivered to Buyer within 10 days following Opening of Escrow. Buyer has 10 days from the receipt of the Title Commitment, the Underlying Documents and the plot plan to satisfy itself with regard to the condition of title. The disapproval by Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this contingency, as Seller shall have the obligation, at Seller’s expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

(g)  Survey. Buyer has until 5:00 p.m. February 6, 2017 to satisfy itself with regard to any ALTA title supplement based upon a survey prepared to American Land Title Association (“ALTA”) standards for an owner’s policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record and any improvements, poles, structures and things located within 10 feet of either side of the Property boundary lines. Any such survey shall be prepared at Buyer's direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyer’s approval of a survey to have an ALTA extended coverage owner’s form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

INITIALS	INITIALS

(h)  Existing Leases and Tenancy Statements. Seller shall within   5   days following the Opening of Escrow provide both Buyer and Escrow Holder with legible copies of all leases, subleases or rental arrangements (collectively, “Existing Leases”) affecting the Property, and with a tenancy statement (“Estoppel Certificate”) in the latest form or equivalent to that published by the AIR, executed by Seller and/or each tenant and subtenant of the Property. Seller shall use its best efforts to have each tenant complete and execute an Estoppel Certificate. If any tenant falls or refuses to provide an Estoppel Certificate then Seller shall complete and execute an Estoppel Certificate for that tenancy. Buyer has 10 days from the receipt of said Existing Leases and Estoppel Certificates to satisfy itself with regard to the Existing Leases and any other tenancy issues.

(i)  Owner's Association. Seller shall   5   days following the Opening of Escrow provide Buyer with a statement and transfer package from any owner's association servicing the Property. Such transfer package shall at a minimum include: copies of the association's bylaws, articles of Incorporation, current budget and financial statement. Buyer has 10 days from the receipt of such documents to satisfy itself with regard to the association.

(j)  Other Agreements. Seller shall within   5   days following the Opening of Escrow provide Buyer with legible copies of all other agreements (“Other Agreements”) known to Seller that will affect the Property after Closing. Buyer has 10 days from the receipt of said Other Agreements to satisfy itself with regard to such Agreements.

(k)  The Buyer shall have the ability to conduct any non-Invasive Investigations and due diligence regarding the Property for Buyers Intended use and development that Buyer deems Important in its discretion, and Buyer shall have the right prior to 5.00 p.m. on February 6, 2017, to satisfy itself with regards to such Investigations.

(m) Personal Property. In the event that any personal property is included in the Purchase Price, Buyer has until 5:00 p.m. February 6, 2016 to satisfy itself with regard to the title condition of such personal property. Seller recommends that Buyer obtain a UCC-1 report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any liens or encumbrances affecting such personal property that it is aware of within   5   days following the Opening of Escrow.

(n)  Destruction, Damage or Loss. Subsequent to the Date of Agreement and prior to Closing there shall not have occurred a destruction, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within 10 days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this Agreement or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00, and Buyer does not elect to terminate this Agreement, Buyer shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing, Escrow Holder shall assume no such destruction, damage or loss has occurred prior to Closing.

(o)  Material Change. Buyer shall have 10 days following receipt of written notice of a Material Change within which to satisfy itself with regard to such change. "Material Change" shall mean a substantial adverse change in the use, occupancy, tenants, title, or condition of the Property that occurs after the date of this offer and prior to the Closing. Unless otherwise notified in writing, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

(p)  Seller Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

9.2   All of the contingencies specified in subparagraphs (a) through (m) of paragraph 9.1 are for the benefit or, and may be waived by, Buyer, and may be elsewhere herein referred to as “Buyer's Contingencies."

9.3   If any of Buyer's Contingencies or any other matter subject to Buyer's approval is disapproved as provided for herein in a timely manner ("Disapproved Item"), Seller shall have the right within 10 days following the receipt of notice of Buyer’s disapproval to elect to cure such Disapproved item prior to the Expected Closing Date (“Seller's Election”). Seller's failure to give to Buyer within such period, written notice of Seller's commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Seller's Election not to cure such Disapproved Item. If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the right, within 10 days after Seller's Election to either accept title to the Property subject to such Disapproved Item, or to terminate this Agreement. Buyer’s failure to notify Seller in writing of Buyer's election to accept title to the Property subject to the Disapproved Item without deduction or offset shall constitute Buyer's election to terminate this Agreement. The above time periods only apply once for each Disapproved Item. Unless expressly provided otherwise herein, Seller’s right to cure shall not apply to the remediation of Hazardous Substance Conditions. Unless the Parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller’s and Buyer’s elections would expire on a date after the Expected Closing Date, the Expected Closing Dale shall be deemed extended for 3 business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) If Seller elects not to cure, the period within which Buyer may elect to proceed with this transaction, whichever is later.

INITIALS	INITIALS

9.4  The Parties acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property tor the investigation and remediation of Hazardous Substances. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Brokers. The Parties acknowledge that they have been advised by Brokers to consul! their own technical and legal experts with respect to the possible presence of Hazardous Substances on the Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Brokers with respect thereto. The Parties hereby assume all responsibility for the impact of such Hazardous Substances upon their respective Interests herein.

10.  Documents Required at or Before Closing:

10.1  Five days prior to the Closing date Escrow Holder shall obtain an updated Title Commitment concerning the Property from the Title Company and provide copies thereof to each of the Parties.

10.2  Seller shall deliver to Escrow Holder in time for delivery to Buyer at the Closing:

(a)  Grant or general warranty deed. duly executed and In recordable form, conveying fee title to the Property to Buyer.

(c)  If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption or Lessor's Interest in Lease from published by the AIR or its equivalent.

(e)  An affidavit executed by Seller to the effect that Seller is not a “foreign person” within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing. Escrow Holder shall at the Closing deduct from Seller’s proceeds and remit to the Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

(f)  If the Property is located in California, an affidavit executed by Seller to the effect that Seller is not a “nonresident” within the meaning of California Revenue and Tax Code Section 18662 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller’s proceeds and remit to !he Franchise Tax Board such sum as is required by such statute.

(g) If applicable, a bill of sale, duly executed, conveying title to any included personal property to Buyer.

(h) If the Seller is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and 1he sale of the Property.

10.3 Buyer shall deliver to Seller through Escrow:

(a)  The cash portion or the Purchase Price and such additional sums as are required of Buyer under this Agreement shall be deposited by Buyer with Escrow Holder, by federal funds wire transfer, or any other method acceptable to Escrow Holder in Immediately collectable funds, no later than 2:00 P.M. on the business day prior to the Expected Closing Date provided, however, that Buyer shall not be required to deposit such monies Into Escrow if at the time at set for the deposit of such monies Seller is in default or has indicated that it will not perform any of its obligations hereunder Instead, in such circumstances in order to reserve its rights to proceed Buyer need only provide Escrow with evidence establishing that the required monies were available.

(d)  Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements.

(l)   If the Buyer is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the purchase of the Property.

10.4    At Closing, Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if elected pursuant to 9.1(g)) owner’s form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer. In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.

IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING.

INITIALS	INITIALS

11.  Prorations and Adjustments.

11.1  Taxes. Applicable real property taxes and special assessment bonds shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment of the prorated amount shall be made promptly in cash upon receipt of a copy of any supplemental bill.

11.2  Insurance.  WARNING: Any insurance which Seller may have maintained will terminate on the Closing. Buyer is advised to obtain appropriate insurance to cover the Property.

11.3  Rentals, Interest and Expenses. Scheduled rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.

11.4  Security Deposit. Security Deposits held by Seller shall be given to Buyer as a credit to the cash required of Buyer at the Closing.

11.5  Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

11.6  Variations in Existing Note Balances. In the event that Buyer is purchasing the Property subject to an Existing Deed of Trust(s), and in the event that a Beneficiary Statement as to the applicable Existing Note(s) discloses that the unpaid principal balance of such Existing Note(s) at the closing will be more or less than the amount set forth In paragraph 3.1(c) hereof (“Existing Note Variation”), then the Purchase Money Note(s) shall be reduced or increased by an amount equal to such Existing Note Variation. If there is to be no Purchase Money Note, the cash required at the Closing per paragraph 3.1(a) shall be reduced or increased by the amount of such Existing Note Variation.

11.7  Variations in New Loan Balance. In the event Buyer is obtaining a New Loan and the amount ultimately obtained exceeds the amount set forth in paragraph 5.1, then the amount of the Purchase Money Note, if any, shall be reduced by the amount of such excess.

11.8  Owner’s Association Fees. Escrow Holder shall: (i) bring Seller’s account with the association current and pay any delinquencies or transfer fees from Seller’s proceeds, and (ii) pay any up front fees required by the association from Buyer’s funds.

12.  Representations and Warranties of Seller and Disclaimers.  Paragraph 28.

12.1  Seller’s warranties and representations shall survive the Closing and delivery of the deed for a period of 31 years, and any lawsuit or action based upon them must be commenced within such time period. Seller’s warranties and representations are true, material and relied upon by Buyer and Brokers in all respects. Seller hereby makes the following warranties and representations to Buyer and Brokers:

(a)  Authority of Seller. Seller is the owner or the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller’s obligations hereunder.

(b)  Maintenance During Escrow and Equipment Condition At Closing. Except as otherwise provided in paragraph 9.1(n) hereof, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted.

(c)  Hazardous Substances/Storage Tanks. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance, nor of the existence or prior existence of any above below ground storage tank.

(d)  Compliance. Seller has no written notice from any governmental agency of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes or covenants, conditions or restrictions, or of Improvements or alterations made to the Property which violates applicable laws, rules, regulations, codes or covenants, conditions or restriction or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency requiring any remediation, repair, maintenance or improvement be performed on the Property.

(e)  Changes in Agreements. Prior to the Closing, Seller will not violate or modify any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer’s written approval, which approval will not be unreasonably withheld.

(f)  Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property. except as disclosed by this Agreement or otherwise in writing to Buyer.

(g) Mechanics’ Liens. There are no unsatisfied mechanics’ or materialmens’ lien rights concerning the Property.

INITIALS	INITIALS

(h) Actions, Suits or Proceedings. Seller has no knowledge or any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, arbitrator, court or tribunal that would affect the Property or the right to occupy or utilize same.

(i)  Notice of Changes. Seller will promptly notify Buyer and Brokers in writing of any Material Change (see paragraph 9.1(o)) affecting the Property that becomes known to Seller prior to the Closing.

(j)  No Tenant Bankruptcy Proceedings. Seller has no notice or knowledge that any tenant of the Property is the subject or a bankruptcy or insolvency proceeding.

(k) No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

(l)  Personal Property. Seller has no knowledge that anyone will, at the Closing, have any right to possession of any personal property included in the Purchase Price nor knowledge or any liens or encumbrances affecting such personal property, except as disclosed by this Agreement or otherwise in writing to Buyer.

12.2  Buyer hereby acknowledges that, except as otherwise stated in this Agreement , Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the occupational safety and health laws, Hazardous Substance laws, or any other act, ordinance or law, have been made by either Party or Brokers, or relied upon by either Party hereto.

12.3  In the event that Buyer learns that a Seller representation or warranty might be untrue prior to the Closing, and Buyer elects to purchase the Property anyway then, and in that evont, Buyer waives any right that it may have to bring an action or proceeding against Seller or Brokers regarding said representation or warranty.

12.4  Any environmental reports, soils reports, surveys, and other similar documents which were prepared by third party consultants and provided to Buyer by Seller or Seller’s representatives, have been delivered as an accommodation to Buyer and without any representation or warranty as to the sufficiency, accuracy, completeness, and/or validity of said documents, all of which Buyer relies on at Its own risk. Seller believes said documents to be accurate, but Buyer is advised to retain appropriate consultants to review said documents and investigate the Property.

13.  Possession.

Possession of the Property shall be given to Buyer at the Closing subject to Seller rights. See paragraph 30.

14.  Buyer’s Entry.

At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. No destructive testing shall be conducted, however, without Seller’s prior approval which shall not be unreasonably withheld. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, losses, expenses (including reasonable attorneys’ fees), damages, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith. See Paragraph 27.

INITIALS	INITIALS

15.  Further Documents and Assurances.

The Parties shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. The Parties agree to provide all further information, and to execute and deliver all further documents, reasonably required by Escrow Holder or the Title Company.

16.  Attorneys' Fees.

If any Party or Broker brings an action or proceeding (including arbitration) involving the Property whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.

17.  Prior Agreements/Amendments.

17.1  This Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

17.2  Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

19.  Notices.

19.1  Whenever any Party, Escrow Holder or Brokers herein shall desire to give or serve any notice, demand, request, approval, disapproval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger, or by mail, postage prepaid, to the address set forth in this agreement or by facsimile transmission, electronic signature, digital signature, or email.

19.2  Service of any such communication shall be deemed made on the date of actual receipt if personally delivered, or transmitted by facsimile transmission, electronic signature, digital signature, or email. Any such communication sent by regular mall shell be deemed given 48 hours after the same is mailed. Communications sent by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed delivered 24 hours after delivery or the same to the Postal Service or courier. If such communication is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

19.3  Any Party or Broker hereto may from time to time, by notice in writing, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

20.  Duration of Offer.

20.1  If this offer is not accepted by Seller on or before 5:00 P.M. according to the time standard applicable to the city of Carlsbad on the date of December 15, 2016, it shall be deemed automatically revoked.

20.2 The acceptance of this offer. or of any subsequent counteroffer hereto, that creates an agreement between the Parties as described in paragraph 1.2 , shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counteroffer.

21.  LIQUIDATED DAMAGES. (This Liquidated Damages paragraph is applicable only if initialed by both Parties).

THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE BUYER'S BENEFIT, BUYER BREACHES THIS AGREEMENT, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF   $100,000.00   UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER, AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY CHARGES SHALL BE PAID BY SELLER.

Seller Initials	Buyer Initials

INITIALS	INITIALS

22.  ARBITRATION OF DISPUTES. (See Paragraph 36).

23.  Miscellaneous.

23.1  Binding Effect.   This Agreement shall be binding on the Parties without regard to whether or not paragraphs 21 and 22 are initialed by both of the Parties, Paragraphs 21 and 22 are each incorporated into this Agreement only if initialed by both Parties at the time that the Agreement is executed.

23.2  Applicable Law.   This Agreement shall be governed by, and paragraph 22.3 is amended to refer to, the laws of the state in which the Property is located. Any litigation or arbitration between the Parties hereto concerning this Agreement shall be initiated in the county in which the Property is located.

23.3  Time of Essence.   Time is of the essence of this Agreement.

23.4  Counterparts.   This Agreement may be executed by Buyer and Seller In counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized end instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

23.5  Waiver of Jury Trial.   THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

23.6  Conflict.   Any conflict between the printed provisions of this Agreement and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. Seller and Buyer must initial any and all handwritten provisions.

23.7  1031 Exchange.   Both Seller and Buyer agree to cooperate with each other in the event that either or both wish to participate in a 1031 exchange.  Any party initiating an exchange shall bear all costs of such exchange.  The cooperating Party shall not have any liability (special or otherwise) for damages to the exchanging Party in the event that the sale is delayed and/or that the sale otherwise fails to qualify as a 1031 exchange.

23.8  Days.   Unless otherwise specifically indicated to the contrary, the word “days” as used in this Agreement shall mean and refer to calendar days.

24.  Disclosures Regarding The Nature of a Real Estate Agency Relationship.

24.1  The Parties and Brokers agree that their relationship(s) shall be governed by the principles set forth in the applicable sections of the California Civil Code, as summarized in paragraph 24.2.

24.2  When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Brokers in this transaction, as follows:

(a) Seller’s Agent. A Seller’s agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller’s agent or subagent has the following affirmative obligations: (1) To the Seller: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duly to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(b) Buyer’s Agent. A selling agent can, with a Buyer’s consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations. (1) To the Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) To the Buyer and the Seller. a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty or honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

INITIALS	INITIALS

(c) Agent Representing Both Seller and Buyer. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections (a) or (b) of this paragraph 24.2. (2) In representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(d) Further Disclosures. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure. Buyer and Seller each acknowledge receipt of a disclosure of the possibility of multiple representation by the Broker representing that principal. This disclosure may be part of a listing agreement, buyer representation agreement or separate document. Buyer understands that Broker representing Buyer may also represent other potential buyers, who may consider, make offers on or ultimately acquire the Property. Seller understands that Broker representing Seller may also represent other sellers with competing properties that may be of interest to this Buyer. Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this transaction may be brought against Broker more than one year after the Date of Agreement and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any breach of duty, error or omission relating to this Agreement shall not exceed the fee received by such Broker pursuant to this Agreement; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

24.3  Confidential Information: Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

25.  Construction of Agreement. In construing this Agreement, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and vice versa. This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

26  Additional Provisions: Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum or addenda consisting of paragraphs   27   through   39   . (If there are no additional provisions write “NONE”.)

INITIALS	INITIALS

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION TO WHICH IT RELATES.THE PARTIES ARE URGED TO:

1.        SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS AGREEMENT.

2.        RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PROPERTY. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE INTEGRITY AND CONDITION OF ANY STRUCTURES AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PROPERTY FOR BUYER’S INTENDED USE.

WARNING: IF THE PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THIS AGREEMENT MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

NOTE:

1.        THIS FORM IS NOT FOR USE IN CONNECTION WITH THE SALE OF RESIDENTIAL PROPERTY.

2.        IF EITHER PARTY IS A CORPORATION, IT IS RECOMMENDED THAT THIS AGREEMENT BE SIGNED BY TWO CORPORATE OFFICERS.

The undersigned Buyer offers and agrees to buy the Property on the terms and conditions stated and acknowledges receipt of a copy hereof.

BROKER:		BUYER:

CBRE, Inc.		Pac West Group Inc. and/or Assignee

Attn:	Robert Gunness, Lic. 00943209	By:
Title:	First Vice President	Date:	12-21-16
Address:	5780 Fleet Street, Suite 100	Name Printed:	James Lytle
Carlsbd, CA 92008		Title:	PRESIDENT
Telephone:	(760) 438-8524	Telephone:	( )
Facsimile:	(760) 438-8592	Facsimile:	( )
Email:	rob.gunness@cbre.com	Email:	JLytle@Rancongroup.com
Federal ID No.
By:
Broker/Agent BRE License #:		Date:
Name Printed:
Title:
Address:

		Telephone:	( )
		Facsimile:	( )
Email:
Federal ID No.

27.  Acceptance.

27.1  Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

27.2  Seller acknowledges that Brokers have been retained to locate a Buyer and are the procuring cause of the purchase and sale of the Property set forth in this Agreement. In consideration or real estate brokerage service rendered by Brokers, Seller agrees to pay Brokers a real estate Brokerage Fee in a sum equal to   5%   of the Purchase Price to be divided between the Brokers as follows: Seller’s Broker 2.5% and Buyer’s Broker   2.5%  .

27.3  Seller acknowledges receipt of a copy hereof and authorizes Brokers to deliver a signed copy to Buyer.

INITIALS	INITIALS

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.

BROKER:		SELLER:

CBRE, Inc.		Calavo Growers, Inc.

Attn:	Kevin Kelly	By:
Title:	Senior Vice President	Date:	12-20-2016
Address:	2100 Mc Kinney, Suite 700, Dallas, TX	Name Printed:	Lecoil E Cole
75201		Title:	CEO
Telephone:	(214) 979-6359	Telephone:	( )
Facsimile:	(818) 212-2710	Facsimile:	( )
Email:	kevin.kelly@cbre.com	Email:
Federal ID No.:
By:
Date:
Broker/Agent BRE License #:		Name Printed:
Title:
Address:

		Telephone:	( )
		Facsimile:	( )
Email:
Federal ID No.:

NOTICE:  These forms are often modified to meet changing requirements of law and industry needs.

Always write or call to make sure you are utilizing the most current form:

AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.

Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

© Copyright 2003 By AIR Commercial Real Estate Association.

All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

INITIALS	INITIALS

ADDENDUM

to

Standard Offer, Agreement and Escrow Instructions

For Purchase of Real Estate Dated December 14, 2016

Regarding

28410 Vincent Moraga Drive

Temecula, California

27.  Buyer's Entry:

Buyer’s right of entry as provided in paragraph 14 of the Agreement is modified as follows: Buyer shall provide Seller with evidence of insurance coverage reasonably satisfactory to Seller and provide an endorsement demonstrating that seller has been added as an additional insured to such coverage. Notwithstanding any other provision of this Agreement, Buyer may not perform any sampling or invasive testing of environmental media without Seller’s prior written consent. If the inspection, including a Phase I Environmental Inspection, recommends a further inspection requiring borings or other invasive testing, Buyer shall prepare and deliver to Seller during the Contingency Period a written proposal for such testing setting forth the proposed scope of the invasive testing (the “Invasive Testing Proposal”), which Seller may approve or disapprove in its sole and absolute discretion. The scope of any environmental inspection to be conducted by Buyer’s environmental consultant in excess of a Phase I environmental assessment shall be in accordance with the terms of the agreed upon Invasive Testing Proposal. Nothing herein shall authorize any subsurface testing or drilling on the Property by Buyer or its environmental consultant unless specifically provided for in the agreed upon Invasive Testing Proposal. If Seller disapproves Buyer’s request for invasive testing (Phase II Investigation), and Buyer elects to terminate this Agreement during the Contingency Period, Buyer shall be entitled, as its sole remedy, to terminate this Agreement and receive from Escrow the return of its Deposit less the independent consideration of $100, and shall return all tests, surveys, studies, maps, plans, and permits related to the Property which Buyer has previously received from Seller as well as all studies, reports and feasibility data collected by Buyer with regard to the Property.

28.  Seller's Representations, Limitation:

For the purpose of this Agreement, all representations made by Seller are based on the actual, personal awareness of Mike Browne who is the person currently with Seller who is the most knowledgeable about the Property without any duty of inquiry or investigation by him. However, Mike Browne shall have no personal liability to Buyer in connection with such representations or any alleged failure to disclose.

INITIALS	INITIALS

29.  Assignment:

This Agreement shall be personal to Buyer. However, Buyer may, at any time prior to five (5) days before the Expected Closing Date, assign its rights and obligations under this Agreement to any person or entity that controls, is controlled by, under common control of Buyer (“Affiliated Assignee”) by giving Seller (i) notice of that assignment and (ii) a written assignment agreement and a copy of supporting documents regarding the ownership or management of the Affiliated Assignee. Seller acknowledges and agrees that Buyer intends to create a newly formed California limited liability company that will take title to the Property, in which the Buyer will (i) have a controlling ownership interest, or (ii) be the general partner or managing member, and it will be deemed an approved Affiliated Assignee. Upon such assignment, the Affiliated Assignee shall be credited with Buyer’s Deposit. Buyer shall not otherwise assign, agree to assign, offer to assign or solicit offers to purchase Buyer’s interest in or right to purchase the Property without first obtaining the written approval of Seller, which approval shall be in Seller’s sole and absolute discretion.

Any assignment, agreement, offer or solicitation by Buyer (except as to potential investors in the Affiliated Assignee) to any other person or entity, without Seller’s written approval, shall constitute a default under this Agreement and shall terminate and void this Agreement and any escrow pursuant thereto. No written consent by Seller under this provision shall be deemed a waiver by Seller of any of the provisions of this paragraph, except to the extent expressly provided in the consent. Any assignment shall not relieve Buyer of Buyer’s obligation herein unless Seller expressly releases Buyer in writing therefrom.

30.  Continued Right of Possession:

(a)From the Close of Escrow through August 31, 2017, Buyer grants to Seller full and unfettered occupancy rights to occupy and use the southwest pre-cooler area (about 4,500 sf), the shipping office, and associated loading and truck court for rent of $100 per month or any portion thereof. Seller shall be responsible for all utility expenses during this period and shall continue to maintain GCL and Property Damage Liability insurance coverage, naming Buyer as an additional named insured. Seller shall also have unfettered access privileges for up to 90 days after the Close of Escrow, to remove its personal property, equipment, trade fixtures and the items listed on Exhibit “A” hereto from the Property.

(b)For the period of ninety (90) days following the Close of Escrow, Seller shall be allowed to store its equipment and other personal property in the warehouse for rent in the amount of $1.00 per month. Following such removal and the end of its occupancy rights, the Property shall be delivered to Buyer free of personal property, including but not limited to, equipment and racking and in broom clean condition. In addition, any racking bolts shall be removed or cut flush with the floor.

INITIALS	INITIALS

31.  Deed Restriction:

Buyer acknowledges that the grant deed transferring title to the Property to Buyer shall contain a deed restriction forbidding its use or ownership by another avocado packer, distributor or producer for a period of 10 years following the Close of Escrow and that a violation of such restriction can remedied by an injunction and/or monetary damages as well as the recovery of Seller’s costs for enforcement including reasonable attorneys’ fees.

32.  Real Property 1031 Reverse Exchange:

Buyer acknowledges that the Seller will use the proceeds from this transaction to complete an existing 1031 Real Property Reverse Exchange and that time is of the essence in completing this transaction. Both Buyer and Seller will cooperate with each other at no material expense to Buyer.

33.  Severability:

In case one or more of the provisions of this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not be affected and shall be enforceable to the extent consistent with the intent of the Parties.

34.  Waiver:

No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be a continuing waiver. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party making the waiver.

35.  Entire Agreement:

This Agreement supersedes any prior or contemporaneous letters of intent, agreements, negotiations, and communications, oral or written, and contains the entire agreement between Buyer and Sellers as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent, or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby.

INITIALS	INITIALS

36.  Arbitration of Disputes:

(a)IF ANY CLAIM OR DISPUTE ARISES UNDER THIS AGREEMENT, THEN SUCH DISPUTE SHALL BE RESOLVED BY ARBITRATION TO BE CONDUCTED IN THE COUNTY OF RIVERSIDE ADMINISTERED BY JAMS BEFORE A SINGLE ARBITRATOR PURSUANT TO ITS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR ITS STREAMLINED ARBITRATION RULES AND PROCEDURES, AS APPLICABLE, EXCEPT THAT SUCH RULES ARE MODIFIED AS SET FORTH HEREIN. THE ARBITRATION SHALL BE CONDUCTED AND THE ISSUES DETERMINED IN COMPLIANCE WITH ALL JUDICIAL RULES AND ALL STATUTORY AND DECISIONAL LAW OF THE STATE OF CALIFORNIA. THE PREVAILING PARTY IN THE ARBITRATION SHALL BE ENTITLED TO RECEIVE AS PART OF THE JUDGMENT IN ITS FAVOR AN AWARD OF ALL ACTUAL ATTORNEYS FEES AND COSTS INCURRED WITH RESPECT TO THE ARBITRATION, PLUS INTEREST AT THE HIGHEST RATE PERMITTED BY LAW AS NOT BEING USURIOUS FROM AND AS OF THE DATE OF THE ALLEGED BREACH. THE JUDGMENT ENTERED UPON THE DECISION OF THE ARBITRATOR SHALL BE SUBJECT TO ALL POST-TRIAL PROCEDURES AND TO APPEAL IN THE SAME MANNER AS AN APPEAL FROM ANY ORDER OF JUDGMENT IN A CIVIL ACTION.

(b)PRIOR TO THE APPOINTMENT OF THE ARBITRATOR, AND WITHIN 10 DAYS FROM THE DATE OF COMMENCEMENT OF THE ARBITRATION, THE PARTIES SHALL SUBMIT THE DISPUTE TO JAMS FOR MEDIATION. THE PARTIES WILL COOPERATE WITH JAMS AND WITH ONE ANOTHER IN SELECTING A MEDIATOR FROM JAMS PANEL OF NEUTRALS, AND IN PROMPTLY SCHEDULING THE MEDIATION PROCEEDINGS. THE PARTIES COVENANT THAT THEY WILL PARTICIPATE IN THE MEDIATION IN GOOD FAITH, AND THAT THEY WILL SHARE EQUALLY IN ITS COSTS. ALL OFFERS, PROMISES, CONDUCT AND STATEMENTS, WHETHER ORAL OR WRITTEN, MADE IN THE COURSE OF THE MEDIATION BY ANY OF THE PARTIES, THEIR AGENTS, EMPLOYEES, EXPERTS AND ATTORNEYS, AND BY THE MEDIATOR OR ANY JAMS EMPLOYEES, ARE CONFIDENTIAL, PRIVILEGED AND INADMISSIBLE FOR ANY PURPOSE, INCLUDING IMPEACHMENT, IN ANY ARBITRATION OR OTHER PROCEEDING INVOLVING THE PARTIES, PROVIDED THAT EVIDENCE THAT IS OTHERWISE ADMISSIBLE OR DISCOVERABLE SHALL NOT BE RENDERED INADMISSIBLE OR NON-DISCOVERABLE AS A RESULT OF ITS USE IN THE MEDIATION, IF THE DISPUTE IS NOT RESOLVED WITHIN 30 DAYS FROM THE DATE OF THE SUBMISSION OF THE DISPUTE TO MEDIATION (OR SUCH LATER DATE AS THE PARTIES MAY MUTUALLY AGREE IN WRITING), THE ADMINISTRATION OF THE ARBITRATION SHALL PROCEED FORTHWITH. THE MEDIATION MAY CONTINUE, IF THE PARTIES SO AGREE, AFTER THE APPOINTMENT OF THE ARBITRATOR. THE MEDIATOR SHALL BE DISQUALIFIED FROM SERVING AS ARBITRATOR IN THE CASE. THE PENDENCY OF A MEDIATION SHALL NOT PRECLUDE A PARTY FROM

INITIALS	INITIALS

SEEKING PROVISIONAL REMEDIES IN AID OF THE ARBITRATION FROM A COURT OF APPROPRIATE JURISDICTION, AND THE PARTIES AGREE NOT TO DEFEND AGAINST ANY APPLICATION FOR PROVISIONAL RELIEF ON THE GROUND THAT A MEDIATION IS PENDING.

(c)THIS ARBITRATION AGREEMENT MAY BE SPECIFICALLY ENFORCED BY THE FILING OF A COMPLAINT OR PETITION OR MOTION SEEKING SPECIFIC ENFORCEMENT OR BY MOTION DIRECTED TO THE ORANGE COUNTY SUPERIOR COURT.

(d)NOTICE: BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION, ABOVE. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION, ABOVE, TO NEUTRAL ARBITRATION.

BUYER:                   SELLER:

37.  Jurisdiction and Venue:

Subject to paragraph 36, the parties hereby agree that any action, dispute, proceeding arbitration or claim arising out of or under this Agreement shall be brought in Riverside, and hereby submit to and consent to the jurisdiction of the federal and state courts located within that County. The parties shall not raise in connection therewith, and hereby waive any defenses based upon the venue, the inconvenience of the forum, the lack of personal jurisdiction or the like in any such action or suit brought in Riverside. Nothing herein shall restrict the parties from resorting to the courts of any jurisdiction in order to collect, enforce or execute any judgment obtained in the federal or state courts in Riverside.

INITIALS	INITIALS

38.  Backup Offers:

Notwithstanding anything to the contrary contained elsewhere herein to the contrary, Buyer acknowledges that because Seller is attempting to accomplish a time sensitive reverse 1031 real property exchange, time is of the essence with respect to this proposed transaction, and Seller needs to reserve the right to obtain “back up” offers on the Property during the Contingency Period and before Buyer waives all contingencies and its Deposit becomes non-refundable. Seller agrees to notify all other potential buyers of Buyer’s rights in and to the Property and to condition any such buyer proposals or offers on the fact that they are subordinate to Buyer’s rights in and to the Property. Seller agrees that once Buyer has waived all Buyer’s Contingencies in this Agreement, it will cease marketing the Property and will not accept or discuss any other proposal with any third party.

39.  Confidentiality:

Notwithstanding anything to the contrary contained elsewhere herein, Buyer hereby acknowledges that all information furnished by Seller to Buyer or obtained by Buyer in the course of Buyer’s investigation of the Property, or in any way arising from or relating to any and all studies or entries upon the Property by Buyer, its agents or representatives, shall be treated as confidential information, and further, that if any such confidential information is disclosed to third parties (except Buyer’s potential investors in the Affiliated Assignee who agree to be bound by this confidentiality provision), Seller may suffer damages and irreparable harm. The Buyer further agrees to furnish Seller with copies of all Due Diligence Reports or other studies (except Buyer’s internal confidential analysis) made in connection with Purchaser’s inspection, study or investigation of the Property within a reasonable time (not to exceed ten (10) days) of receipt of same by Buyer and, in the event this Agreement is terminated, to return to Seller all information, studies, and Due Diligence Reports Buyer or Buyer’s agents have obtained or commissioned with respect to the Property or the condition of the Property together with a!! documents Seller provided to Buyer. In connection therewith, Buyer hereby agrees that Buyer will not make any press release (except in the form mutually agreed upon by Seller and Buyer) or other public disclosure concerning this transaction. This provision shall survive the early termination of this Agreement; provided, however, that if Buyer purchases the Property, the terms of this paragraph will cease to apply except for Buyer’s agreement to not make a press release or other public disclosure concerning the confidential aspects of this transaction.

Buyer acknowledges, however, that Seller, as a public reporting company, may be required by legal, regulatory or internal reporting requirements and Seller must reserve the right herein to make public disclosure (such as press releases and SEC filings) regarding the transaction contemplated by this Agreement

INITIALS	INITIALS

including the name of the Buyer and the purchase price paid for the Property without the prior consent of Buyer.

SELLER	BUYER

Calavo Growers, Inc.,		Pac West Group, Inc.

By:		By:
	Name:		Name:
	Title:		Title:

INITIALS	INITIALS

EXHIBIT “A”

To

STANDARD OFFER, AGREEMENT

AND ESCROW INSTRUCTIONS FOR

PURCHASE OF REAL ESTATE

LIST OF PROPERTY THAT SELLER WILL KEEP AND REMOVE FROM THE PROPERTY:

To be completed by Seller and Buyer and deposited with Escrow Holder by January 6, 2017.

INITIALS	INITIALS

EXHIBIT “B”

To

STANDARD OFFER, AGREEMENT

AND ESCROW INSTRUCTIONS FOR

PURCHASE OF REAL ESTATE

LIST OF DOCUMENTS THAT SELLER WILL ORGANIZE AND MAKE AVAILABLE TO BUYER AT THE PROPERTY:

1. Current preliminary title report and copies of all documents reflected thereon and any ALTA Survey of the Property

2. Any existing leases and current rent roll

3. Current property tax bill.

4. All plans, maps and surveys

5. All soils, seismic, Phase I Environmental, engineering and other reports relating to the Property

6. Intentionally deleted

7. Any agreements with adjoining landowners

8. Any Building Plans

9. Existing Insurance Policies

10. Refrigeration System, Chiller, Boiler condition and maintenance reports for the last two years.

11. All service contracts relating to the Property

INITIALS	INITIALS